UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2012

JBI, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52444	20-4924000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1783 Allanport Road, Thorold Ontario	L0S 1K0
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 384-4383

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure.

On February 27, 2012, John Bordynuik, our Chief Executive Officer, will deliver an investor presentation via live webcast. The webcast, including access instructions, was previously announced in a press release issued on February 13, 2012.  The presentation will address certain operational developments and process improvements regarding our company’s Plastic2Oil® (P2O) solution, but will not cover our financial results for the year or quarter ended December 31, 2011, which will be reported in our Annual Report on Form 10-K due March 15, 2012.   We are furnishing the investor presentation  slides attached as Exhibit 99.1 to this Current Report on Form 8-K that Mr. Bordynuik will use in the presentation.  The presentation slides will also be posted on the investor relations portion of our website.

The information furnished on this Current Report on Form 8-K, including the exhibit attached, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by  reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Section 8 — Other Events

Item 8.01 Other Events.

On February 27, 2012, we issued a press release to announce that we began commercial operation of our second Plastic2Oil® (P2O) processor.  A copy of the press release is attached as Exhibit 99.2 hereto.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Investor Presentation.

99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JBI, Inc.

February 27, 2012	By:	/s/ John Bordynuik
Name: John Bordynuik
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Presentation.

99.2	Press Release